Exhibit 10.9

FINDER’S FEE AGREEMENT

PARTIES:
Chanceline Consultant Limited (“Chanceline”)
(a Company incorporated in Hong Kong with Certification of Incorporation number : 713818, with office located at Flat 1, 12/F., BLK A, Great George Bldg., 27 Paterson Street, Causeway Bay, HK.)

DRAGON BRIGHT MINTAI BOTANICAL TECHNOLOGY COMPANY LIMITED (“Dragon Bright Mintai”)
(a Company incorporated in Hong Kong with Certification of Incorporation number : 1146420, with office located at 14/F., Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong

Date: October 13, 2010

WHEREAS:

Chanceline is in the investment portfolio management and investment capital finance business;
Dragon Bright Mintai is a private company in Hong Kong seeking investment capital.

1.	Services to be rendered.
Dragon Bright Mintai hereby retains Chanceline on a non-exclusive basis to find Qualified Investors to invest and purchase shares of Dragon Bright Mintai with the following terms:

(a)	Purchase Dragon Bright Mintai private subscription shares offered by Dragon Bright Mintai under its private subscription memorandum(s); and
(b)	Assist in presentation and closing the financing by these Qualified Investors introduced by Chanceline.

2.	Compensation to Chanceline
For services hereunder, Dragon Bright Mintai shall pay Chanceline a finder’s fee in cash equals to 5% of the gross amount of private subscription money invested by such Qualified Investors.

The above compensation payment is applicable from October 13, 2010 to January 19, 2011 and shall be due and payable at the same time as the subscription money is received by Dragon Bright Mintai. Compensation payment thereafter is subject to further negotiation between Dragon Bright Mintai and Chanceline.

3.	Term of Agreement

This agreement is effective from October 13, 2010 and shall expire on January 19, 2011 unless earlier terminated by (i) mutual agreement, or (ii) Dragon Bright Mintai on at least 30 days’ prior written notice with or without cause. Neither expiration nor termination of this Agreement shall terminate the obligation of Dragon Bright Mintai to pay Chanceline for services rendered with respect to Private Subscription shares closed from Qualified Investors introduced by Chanceline following such date that result from subscriptions received prior to such date.

4.	Representative and Covenants

(a)
Each party will provide to the other on a regular basis such documentation as may reasonably be required to enable the other party to be assured of compliance with this Agreement, and shall permit the other party to inspect its books of account and other records at such a reasonable times as the other party may request.

(b)
All Qualified Investors introduced by Chanceline shall be subject to acceptance as acceptable investors to purchase the Private Subscription shares and Dragon Bright Mintai at its sole discretion may reject or accept the investment funds in whole or in part.

(c)
All confidential information received or learned by Chanceline relating to Dragon Bright Mintai’s business and products shall be kept in strict confidence by Chanceline and neither used by Chanceline nor disclosed to any other person for any purpose outside this Agreement.

(d)
Chanceline represents that the Company is not a licensed securities broker or dealer, or investment advisor, and that this Agreement is not intended for the purpose of buying, selling, or trading securities, or offering counsel or advice with respect to any of such activities.

(e)
In connection with introduction to investors, Chanceline shall comply with all applicable laws in Hong Kong and shall specifically, but not as a limitation thereof, comply with the requirements set forth in exempting certain offers from prospectus requirement under the Hong Kong Companies (Amendment) Ordinance 2004 (the “Amendment Ordinance”), as amended.

5.	Governing Law and Jurisdiction

This Agreement shall be governed and construed under the laws of Hong Kong unless the parties agree in writing to voluntary arbitration. Each party consents to in person jurisdiction over it by such courts and to service of process by registered mail sent to its principal business address noted above.

AS WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their authorized representative on the date on the first page of this Agreement.

SIGNED by	)
Cheng Pak Lung Director	) )
For and on behalf of	)
Chanceline Consultant Limited	) )
	)	/S/ Cheng Pak Lung
)
In the presence of:-)
)
/S/ Yeung Kin Yip	)
)

SIGNED by HO Lai Lai Anita	)
Director	)
For and on behalf of	)
DRAGON BRIGHT MINTAI BOTANICAL	) )
TECHNOLOGY COMPANY LIMITED	) )	/S/ HO Lai Lai Anita
)
In the presence of:-)
)
/S/ Pun Chi Hong	)
)